UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2012 (May 3, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on May 3, 2012,  Magnum Hunter Resources Corporation (the “Company”) announced that, subject to market conditions, it intends to offer up to $450 million in aggregate principal amount of senior notes due in 2020 in a private placement to eligible purchasers (the “Notes Offering”).

In connection with the Notes Offering, the presentation materials furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference (the “Investor Presentation”) will be shown to prospective investors on or after May 4, 2012.  The Company intends to post the Investor Presentation in the “Investors” section of its website at www.magnumhunterresources.com. The Company reserves the right to discontinue the availability of the Investor Presentation at any time.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01. Other Events.

In connection with the Notes Offering, the Company intends to distribute a confidential preliminary offering memorandum related to the Notes Offering (the “Offering Memorandum”) to prospective investors on or after May 4, 2012. The Offering Memorandum contains  unaudited pro forma condensed consolidated financial statements (the “Pro Forma Financial Statements”) as of March 31, 2012 and for the year ended December 31, 2011, and the notes related thereto, which account for the Notes Offering, the concurrent equity offering also announced on May 3, 2012, and the following previously announced transactions: (i) the acquisition by the Company of substantially all of the assets of Eagle Operating, Inc.; (ii) the acquisition by the Company of all of the assets of TransTex Gas Services, LP; (iii) the sale by Eureka Hunter Holdings, LLC, a subsidiary of the Company (“Eureka Holdings”), of preferred units to an affiliate of ArcLight Capital Partners, LLC (“ArcLight”) and concurrent commitment by ArcLight to invest capital in Eureka Holdings; (iv) the acquisition by the Company of Baytex Energy USA Ltd.’s interest in certain Williston Basin properties; and (iv) the acquisition of certain acreage in the Utica Shale.  In addition, the Offering Memorandum contains certain summary historical and pro forma operating and reserve information (the “Summary Financial Information”) for the years ended December 31, 2011 and 2010, and the quarter ended March 31 2012.  The Pro Forma Financial Statements and the Summary Financial Information are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

The Offering Memorandum contains forward-looking statements regarding the Company based on current expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Many of the factors that will determine the outcome of the subject matter of these statements are beyond the Company’s ability to control or predict. The Company does not undertake any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This Current Report on Form 8-K and the statements contained in Exhibits 99.1 and 99.2 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit Number	Description
99.1	Investor Presentation dated May 2012
99.2

Summary Historical and Pro Forma Operating and Reserve Information and Unaudited Pro Forma Financial Information for various periods during the two-year period ended December 31, 2011 and the quarter ended as of March 31, 2012, and the notes related thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 4, 2012	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor Presentation dated May 2012
99.2

Summary Historical and Pro Forma Operating and Reserve Information and Unaudited Pro Forma Financial Information for various periods during the two-year period ended December 31, 2011 and the quarter ended as of March 31, 2012, and the notes related thereto